Cohen & Steers Income Opportunities REIT, Inc.
1166 Avenue of the Americas
New York, NY 10036
212 832 3232

Contact:
Robert Klemens
Vice President
Communications
212 796 9377

Cohen & Steers Income Opportunities REIT, Inc. Acquires Deer Valley Towne Center

New York, August 5, 2025—Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) announced today its acquisition of Deer Valley Towne Center, a community shopping center in the Deer Valley submarket north of Phoenix, Arizona. The acquisition was made through a programmatic joint venture with Sterling Organization (“Sterling”), a real estate investment firm with extensive expertise in shopping centers in the U.S. This is CNSREIT’s fourth acquisition with Sterling Organization and sixth open-air shopping center in the portfolio.

Deer Valley Towne Center is a 159,000 square foot open air shopping center. Located 17 miles north of Phoenix, the property is over 94% leased and is adjacent to 800 apartment units and 200 hospital beds. Shadow anchored by Target, the shopping center offers a variety of apparel, restaurant, home, and pet care stores for consumers.

The property benefits from the high-growth Phoenix market (1.3% population growth over the next five years) and low taxes of Arizona, which is the fourth lowest-tax state, with 3-mile population and median household income of 109,000 and $72,000 respectively1. The property also benefits from the major highway intersection of I-17 and Loop 101, with a number of corporate offices nearby to support continued growth.

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“CNSREIT is seeking out dynamic, valuable locations to add to our portfolio. Deer Valley Towne Center is a Target-anchored community center desirably located and highly occupied in the high-growth Phoenix market. We believe that this property is well positioned to continue benefitting from rising demand for retail space and sustained consumer traffic in open-air shopping. We look forward to continuing to foster our successful partnership with Sterling.”

CNSREIT is acquiring high quality properties that generate attractive income potential alongside best-in-class operators and has an initial focus on well-anchored, necessity-driven shopping
1 Source: CoStar

centers. Open-air shopping centers are at their highest occupancy level of the past 16 years at 95.7%2, according to real estate analytics provider CoStar Group.

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high quality, income-focused, stabilized properties within the United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc. Further information can be found at www.cnsreit.com.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Sterling Organization. Sterling Organization is a vertically integrated private equity real estate firm whose national platform is focused on investing in retail and distribution real estate assets across the risk spectrum in major markets within the United States. The firm has over $2B of assets under management across the U.S., including more than 13 million square feet of primarily retail real estate. Sterling Organization, with offices across the nation, is headquartered in West Palm Beach, FL.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

2 Source: CoStar

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.
Website: https://www.cnsreit.com/

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